Exhibit 10.57


          CERTAIN PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BASED ON A
                       REQUEST FOR CONFIDENTIAL TREATMENT

       OMITTED PORTIONS HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND
                               EXCHANGE COMMISSION






                             MASTER SUPPLY AGREEMENT




                                     BETWEEN

                                  GRAFTECH INC.

                                       AND

                           BALLARD POWER SYSTEMS INC.

                                TABLE OF CONTENTS

                                                                            PAGE


PART 1      DEFINITIONS AND INTERPRETATION.....................................1

         Definitions...........................................................1

         Interpretation........................................................8

         Schedules.............................................................9

PART 2      PURCHASE AND SALE OF GRAPHITIC MATERIALS AND
            GRAPHITIC COMPONENTS...............................................9

         [TEXT DELETED] Preparation Process....................................9

         Purchase and Sale After [TEXT DELETED]................................9

         Supply Arrangement Terms..............................................9

         Exclusive Supplier of Graphitic Materials............................10

         BPS Intent re: Graphitic Components..................................10

         Future Forecasts and Pricing - Graphitic Materials and
         Graphitic Components.................................................10

         Future Forecasts for Investment Planning.............................11

         Prototype Product Sales..............................................12

         Most Favoured Customer...............................................12

         BPS's Supplier Manual................................................12

         Third Party Sales....................................................13

         Liaison Personnel....................................................14

         Development Exceptions...............................................14

         Existing Supply Arrangement..........................................14

PART 3      CONDITIONS OF PURCHASE............................................14

         Conditions of Purchase...............................................14

PART 4      CONFIDENTIALITY...................................................15

         Non-Disclosure.......................................................15

         Exceptions...........................................................16

         Legal Requirement to Disclose........................................16

         No Solicitation......................................................16

         Reasonable Restrictions..............................................17

         Publicity............................................................17

PART 5      DISPUTE RESOLUTION................................................17

         Initiation of Process................................................17

                                TABLE OF CONTENTS
                                  (CONTINUED)

                                                                            PAGE

         Committee Involvement................................................17

         Senior Officer Involvement...........................................17

         Arbitration..........................................................18

         Implementation.......................................................18

         Venue of Arbitration.................................................18

         Non-Applicability of Part 5..........................................18

PART 6      TERM AND TERMINATION..............................................18

         Term     ............................................................18

         Termination..........................................................19

         Liability Limited....................................................22

         Exclusions to Limited Liability......................................22

         Remedies.............................................................22

PART 7      GENERAL...........................................................22

         Amendments...........................................................22

         Further Assurances...................................................22

         Entire Agreement.....................................................22

         Notice...............................................................23

         Deemed Receipt.......................................................23

         Change of Address....................................................23

         Binding Effect.......................................................24

         Governing Law........................................................24

         Attornment...........................................................24

         Force Majeure........................................................24

         Severability.........................................................24

         Counterparts.........................................................25

         No Assignment........................................................25

         Survival.............................................................25

         No Partnership.......................................................25

                             MASTER SUPPLY AGREEMENT

THIS AGREEMENT is made effective the 5th day of June, 2001

BETWEEN:

       GRAFTECH INC., a Delaware corporation having an office at 11709 Madison Avenue, Lakewood, Ohio 44107

       ("Graftech")

AND:

       BALLARD POWER SYSTEMS INC., a Canadian corporation having an office at 9000 Glenlyon Parkway, Burnaby, British Columbia, Canada V5J 5J9

       ("BPS")

WHEREAS:

(A) The parties and UCAR Carbon Company Inc. ("UCAR Carbon") have entered into a Joint Development and Collaboration Agreement (the "Collaboration Agreement") as of the date hereof for the development of Graphitic Materials (as defined herein) and Graphitic Components (as defined herein) and related process technology and manufacturing processes for their use in PEM Fuel Cells and PEM Fuel Cell Systems (as defined herein);

(B) BPS seeks an assured source of supply of Graphitic Materials and Graphitic Components in connection with the development and manufacture of PEM Fuel Cells and PEM Fuel Cell Systems;

(C) Graftech is a manufacturer of Graphitic Materials and Graphitic Components; and

(D) BPS intends to purchase from Graftech, and Graftech intends to supply to BPS, Graphitic Materials and Graphitic Components on the terms and conditions set forth in this Agreement and the individual supply arrangements (each a "Supply Arrangement") made pursuant to this Agreement;

NOW, THEREFORE, the parties agree as follows:

                                     PART 1

                         DEFINITIONS AND INTERPRETATION

DEFINITIONS

1.1 In this Agreement, including the recitals and schedules, except as expressly provided or unless the context otherwise requires.

       AFFILIATE, in relation to a specified Person, means a Person that directly or indirectly controls, is under common control with, or is controlled by the specified Person. For the purposes of this Agreement, control of a corporation, limited liability company, partnership, limited partnership or other entity by a Person is deemed to occur if

       (a) securities or other ownership interests of the corporation, limited liability company, partnership, limited partnership or other entity to which are attached more than 50% of the votes that may be cast to elect members of the board of directors, general partners, managing members or other governing body of such entity or other rights to elect a majority of the members of the applicable governing body are held, other than by way of security only, by or for the benefit of the Person, and

       (b) the votes attached to those securities or other ownership interests are sufficient, if exercised, to elect a majority of the members of the board of directors, general partners, managing members or other governing body of such entity, provided, however, that UCAR Carbon will be deemed to be an Affiliate of Graftech if

       (c) it directly or indirectly holds a sufficient number of the voting rights attached to all outstanding voting securities of Graftech to affect materially the control of Graftech, or,

       (d) it, together with other Persons, acting jointly or in concert by virtue of an agreement, arrangement, commitment or understanding, directly or indirectly, holds in total a sufficient number of the voting rights attached to all outstanding securities of Graftech to affect materially the control of Graftech.

       For purposes of this Agreement, if UCAR Carbon, alone or acting jointly or in concert with other Persons, directly or indirectly, holds more than 20% of the voting securities of Graftech, UCAR Carbon will be deemed, in the absence of evidence to the contrary, to control Graftech,

       ANNUAL COMMITMENT has the meaning ascribed to it in ss.2.6(c),

       [TEXT DELETED] means, for the purposes of this Agreement, the formal management decision point that provides [TEXT DELETED] for the [TEXT DELETED] and [TEXT DELETED] and should include [TEXT DELETED] on [TEXT DELETED] and/or [TEXT DELETED]. It is the [TEXT DELETED] described as the [TEXT DELETED] in [TEXT DELETED] dated [TEXT DELETED],

       [TEXT DELETED] means, for the purposes of this Agreement, the [TEXT DELETED] and [TEXT DELETED] where the [TEXT DELETED] of the [TEXT DELETED] is [TEXT DELETED]. No [TEXT DELETED] should be made [TEXT DELETED] this [TEXT DELETED] and [TEXT DELETED] is [TEXT DELETED] to [TEXT DELETED] with [TEXT DELETED] for the [TEXT DELETED] of [TEXT DELETED]. It is the [TEXT DELETED] described as the [TEXT DELETED] in [TEXT DELETED], dated [TEXT DELETED],

       BPS/GRAFTECH LICENSE has the meaning ascribed to it in the Collaboration Agreement,



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

       BPS    PERMITTED LICENSEES means, collectively,

       (a) [TEXT DELETED] and its Subsidiaries (other than Subsidiaries that have a line of business that would make them a Graftech Competitor),

       (b) [TEXT DELETED] and its Subsidiaries (other than Subsidiaries that have a line of business that would make them a Graftech Competitor),

       (c)    wholly-owned subsidiaries of BPS and Ballard Generation Systems
              Inc.,

       (d) licensees of BPS's Background IP, but excludes any licensee that has a line of business that would make it a Graftech Competitor,

       (e) subject to ss.3.5(a)(i)(B) of the Collaboration Agreement, subcontractors of BPS, and

       (f) each other Person that is approved in writing by Graftech as BPS's sublicensee of the Graftech/BPS License,

       BUSINESS DAY means a day that is not

       (a) a Saturday or a Sunday, or a British Columbia provincial, Canadian federal, a United States national, or Ohio state, holiday, or

       (b) a day during the period commencing on December 24 of one year and ending on January 2 of the following year,

       COLLABORATION AGREEMENT has the meaning ascribed to it in Recital (A) to this Agreement,

       COMMITTEE has the meaning ascribed to it in the Collaboration Agreement,

       CONDITIONS OF PURCHASE means the conditions of purchase annexed hereto as Schedule D, as may be amended by the parties to this Agreement by mutual agreement from time to time,

       CONFIDENTIAL INFORMATION means, in relation to a Person, information known or used by such Person in connection with its business and technology, including, but not limited to, such Person's Intellectual Property, customer information, financial information, marketing information, and information as to business opportunities and research and development,

       DEVELOPMENT has the meaning ascribed to it in the Collaboration
       Agreement,

       DISCLOSING PARTY has the meaning ascribed to it in ss.4.1,

       DISPUTE has the meaning ascribed to it in ss.5.1,

       DISPUTE NOTICE has the meaning ascribed to it in ss.5.1,



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

       EFFECTIVE DATE means the date appearing on page 1 of this Agreement,

       EVENT OF DEFAULT in relation to a party to this Agreement means the occurrence of one or more of the following circumstances with respect to such party which has, or is reasonably likely to have, a material adverse effect on the business of the other party or on the performance by such party or the other party of a material term of this Agreement:

       (a) an order is made or a resolution is passed or a petition is filed by such party for the liquidation, dissolution or winding-up of such party (other than pursuant to a corporate reorganization, recapitalization, realignment or restructuring not connected with an event described in ss.(d), ss.(e) or ss.(f));

       (b)    such party is in breach of its obligations under Part 4;

       (c) such party commits a breach in observing or performing any other covenant, agreement or condition of this Agreement (not covered by another provision of the definition of Event of Default) on its part to be observed or performed and does not rectify or cure such breach within 30 days after receipt of written notice from the other party to this Agreement specifying in reasonable detail such breach; provided, however, that if the nature of the breach is such that it cannot be cured within such 30-day period and such party has provided the other party to this Agreement with assurances, reasonably satisfactory to the other party, that the breach can be cured within 60 days, and such party has commenced and continued with all due diligence to cure such breach, such breach will not constitute an Event of Default unless such breach is not cured within 60 days after receipt by such party of written notice specifying the breach;

       (d) an execution, sequestration or any other process of any court becomes enforceable against such party or any distress attachment or analogous process is levied upon any material part of the property, assets and undertaking of such party and any such process or distress attachment is not stayed or otherwise suspended by a court of competent jurisdiction within 60 days;

       (e) such party voluntarily files for bankruptcy relief, an involuntary bankruptcy proceeding is commenced against such party, and is not dismissed within 90 days, or such party makes an assignment for the benefit of creditors, consents to a proposal or similar action under any bankruptcy, insolvency or debtor-creditor legislation applicable to it, or commences (or has commenced against it and is not dismissed within 90 days) any other proceedings relating to it under any reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction whether now or hereafter in effect, or consents to any such proceeding;

       (f) a custodian, liquidator, receiver, receiver and manager, receiver-manager, trustee or any other person with similar powers is appointed for such party or in respect of any material property or assets or material part of the property or assets of such party and such appointment is not discharged within 90 days or before any action is taken with respect to such property or asset; or

       (g) a final, non-appealable, decision of any judicial, administrative, governmental authority or other authority or arbitrator is made which enjoins or restrains, or renders illegal or unenforceable, the performance or observance by such party of any material term of this Agreement,

       FLOW FIELD PLATE means an electrically conductive fuel cell separator plate that can be used in PEM Fuel Cells,

       GAS DIFFUSION LAYER or GDL means a Substrate which has been [TEXT DELETED] or [TEXT DELETED] to enable it to be [TEXT DELETED] of a [TEXT DELETED] in a [TEXT DELETED] ,

       GRAFTECH ARISING IP means all Intellectual Property arising pursuant to the Development concerning items allocated to Graftech in Schedule B of the Collaboration Agreement including, but not limited to, the design, composition, manufacturing techniques and methodology respecting such items,

       GRAFTECH BACKGROUND IP means all Intellectual Property owned or controlled by Graftech or its Affiliates before the Effective Date,

       GRAFTECH/BPS LICENSE has the meaning ascribed to it in the Collaboration Agreement,

       GRAFTECH COMPETITOR means a manufacturer of Graphitic Materials,

       GRAPHITIC COMPONENTS means components made from or utilizing, in whole or in part, Graphitic Materials, including, but not limited to, Flow Field Plates, GDLs and other components for PEM Fuel Cell and PEM Fuel Cell Systems,

       GRAFTECH IP means, collectively, the Graftech Arising IP and the Graftech Background IP,

       GRAPHITIC MATERIALS means materials of intercalated natural graphite flakes and materials derived from such flakes, such as expanded graphite and/or flexible graphite (commonly referred to as graphite sheet or foil), [TEXT DELETED], [TEXT DELETED] or [TEXT DELETED], and [TEXT DELETED], [TEXT DELETED] or [TEXT DELETED],

       INITIAL PURCHASING PERIOD means with respect to a particular Supply Arrangement, the period commencing on the date of execution of such Supply Arrangement and ending on

       (a)    December 31, of the same year, or

       (b) if the period calculated pursuant to ss.(a) is less than six months, December 31 of the following year,

       INITIAL TERM has the meaning ascribed to it in ss.6.1,



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

       INTELLECTUAL PROPERTY or IP means a patent, patent application, industrial design, invention, design, trade secret, idea, work, methodology, technology, innovation, creation, concept, moral right, development drawing, research, analysis, know-how, experiment, copyright, data, formula, method, procedure, process, system or technique,

       JOINT ARISING IP has the meaning ascribed to it in the Collaboration Agreement,

       MEA means a membrane electrode assembly being a solid polymer electrolyte or ion exchange membrane disposed between two GDLs for use in a PEM Fuel Cell and having an electrochemically active region that includes a quantity of electrocatalyst typically disposed in a layer at each membrane/GDL interface,

       NET SALES PRICE means the gross invoice price (based on fair and honest pricing in accordance with normal established pricing policy of the party paying the royalty), less allowances for returns (in accordance with the normal established return policy of such party), and less cash and other trade discounts off the invoiced price (to the extent separately stated on such invoice) to the extent consistent with normal established discounting policy of such party, shipping charges (to the extent separately stated in such invoice) and sales and other excise taxes included in such invoice price, received or receivable by the party and attributable to the supply of Graphitic Components; provided, however, that with respect to any Graphitic Components disposed of (other than disposal of obsolete, defective and waste products) by such party in any manner other than a bona fide and arm's length sales transaction, the Net Sales Price of such Graphitic Components will be deemed to be an amount equal to the amount which would have been the Net Sales Price of such Graphitic Components had they been sold in the same market for cash in a bona fide and arm's length transaction,

       NOTICE has the meaning ascribed to it in ss.7.4,

       PEM FUEL CELL means, subject to ss.2.13, a polymer electrolyte membrane fuel cell or fuel cell stack (including, for greater certainty, a direct methanol polymer electrolyte membrane fuel cell or fuel cell stack), including components, devices, materials and subsystems thereof necessary or desirable for the functioning of the fuel cell or fuel cell stack, including for sealing, venting of gases, vibration isolation, electromagnetic shielding, the supply, recirculation and removal of gases and fluids, inlet gas conditioning, humidification and monitoring, and for control logic and interface logic for the safe and optimal performance of the fuel cell or fuel cell stack, definition of control interfaces between the fuel cell and the fuel cell system control system, and further including structural elements, housings and interfaces with an associated fuel cell system or components thereof,

       PEM FUEL CELL SYSTEM means, subject to ss.2.13, the components assembled or designed for assembly around A PEM Fuel Cell, including the fuel tank, fuel storage and supply subsystem, fuel processor, air supply subsystem, cooling subsystem, control subsystem, electronic interfaces and power conditioning subsystem,



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

       PERSON means an individual, corporation, body corporate, firm, limited liability company, partnership, syndicate, joint venture, society, association, trust or unincorporated organization or trustee or other such legal representative,

       PRICING AND DELIVERY SCHEDULE has the meaning ascribed to it in ss.2.6(b),

       PRODUCTS means Graphitic Materials and Graphitic Components that have passed the [TEXT DELETED],

       PROTOTYPE PRODUCTS means Graphitic Materials and Graphitic Components that have not passed the [TEXT DELETED],

       PURCHASE ORDER has the meaning ascribed to it in ss.2.8,

       RECIPIENT has the meaning ascribed to it in ss.4.1,

       RECIPIENT'S AGENTS has the meaning ascribed to it in ss.4.1(a),

       RENEWAL TERM has the meaning ascribed to it in ss.6.1,

       REVISED ANNUAL COMMITMENT has the meaning ascribed to it in ss.2.6(g),

       REVISED PRICING AND DELIVERY SCHEDULE has the meaning ascribed to it in ss.2.6(d),

       RFQ has the meaning ascribed to it in ss.2.1,

       ROYALTY RATE means a mutually agreed to royalty determined by reference, inter alia, to the factors described in Schedule C attached hereto,

       RULES has the meaning ascribed to it in ss.5.4,

       SENIOR OFFICER means, in the case of BPS, BPS's President and, in the case of Graftech, Graftech's President,

       SPECIFICATIONS means the specifications for the Graphitic Materials and Graphitic Components agreed to by BPS and Graftech,

       SUBSTRATE means a Graphitic Material [TEXT DELETED] for liquid or gas permeability but, for greater certainty, excludes a GDL,

       SUPPLIER MANUAL means the BPS document which describes BPS's method of evaluating, approving, rating and ranking its suppliers' performance and product quality, the current version of which is attached hereto in Schedule A, as may be amended from time to time,

       SUPPLY ARRANGEMENT has the meaning ascribed to it in Recital (D) to this Agreement,

       SUPPLY INDIVIDUAL DEFAULT LICENSE has the meaning ascribed to it in ss.2.10,



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

       UCAR CARBON has the meaning ascribed to it in Recital A,

       YEAR means a calendar year, and

       YEARLY FORECAST has the meaning ascribed to it in ss.2.6(a),

INTERPRETATION

1.2 In this Agreement, except as otherwise expressly provided or unless the context otherwise requires,

       (a) "this Agreement" means this Master Supply Agreement as from time to time supplemented or amended by one or more agreements entered into pursuant to the applicable provisions hereof,

       (b) the headings in this Agreement are inserted for convenience only and do not form a part of this Agreement and are not intended to interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof,

       (c) the terms "including" and "such as", when following any general statement or term, are not to be construed as limiting the general statement or term to the specific items or matters set forth or to similar items or matters, but rather as permitting the general statement or term to refer to all other items or matters that could reasonably fall within their broadest possible scope,

       (d) all accounting terms not otherwise defined herein have the meanings assigned to them, and all calculations to be made hereunder are to be made, in accordance with, as applicable to BPS or Graftech, respectively, Canadian or United States generally accepted accounting principles applied on a consistent basis,

       (e) except where otherwise specified, all references to currency mean currency of the United States of America,

       (f) a reference to a statute includes all regulations made thereunder, all amendments to the statute or regulations in force from time to time, and any statute or regulation that supplements or supersedes such statute or regulations,

       (g)    a reference to an entity includes any successor to that entity,

       (h) words importing the masculine gender include the feminine or neuter, words in the singular include the plural, words importing a corporate entity include individuals, and VICE VERSA,

       (i) a reference to "agreed to", "approval", "authorization" or "consent" means written agreement, approval, authorization or consent, as the case may be, and



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

       (j) a reference to a Part is to a Part of this Agreement and the symbol ss. followed by a number or some combination of numbers and letters refers to the section, paragraph, subparagraph, clause or subclause of this Agreement so designated.

SCHEDULES

1.3 The following schedules are attached hereto and are incorporated into this Agreement by reference and form a part hereof:

       Schedule A     Supplier Manual
       Schedule B     Supply Arrangement - Graphitic Materials for Flow Field
                      Plates
       Schedule C     Royalty Determination
       Schedule D     Conditions of Purchase

                                     PART 2

                         PURCHASE AND SALE OF GRAPHITIC
                       MATERIALS AND GRAPHITIC COMPONENTS

[TEXT DELETED]

2.1 As part of the [TEXT DELETED], BPS will provide to Graftech a request for quote ("RFQ") for its requirements of Graphitic Materials and, as appropriate, Graphitic Components. Such RFQ will include BPS's estimated weight, volume or quantity requirements for such Graphitic Materials or Graphitic Components for the term of the envisioned Supply Arrangement, as well as the specifications and quality requirements for such Graphitic Materials or Graphitic Components. Graftech will use such RFQ to provide to BPS a firm fixed pricing and delivery schedule for the supply of such Graphitic Materials or Graphitic Components.

PURCHASE AND SALE AFTER [TEXT DELETED]

2.2 Promptly after a particular Product has passed the [TEXT DELETED], BPS will provide Graftech written notice of such event. Subject to the terms of this Agreement, within 90 days after any particular Product has passed the [TEXT DELETED], the parties

       (a)    will, if such Product is a Graphitic Material, and

       (b)    may, at the option of BPS, if the Product is a Graphitic Component enter into a Supply Arrangement in respect of the particular Product.

SUPPLY ARRANGEMENT TERMS

2.3 Such Supply Arrangement will be governed by the terms and conditions of this Agreement and specify,



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

       (a) the weight, quantity or volume of the Product agreed to be purchased by BPS during

              (i)    the Initial Purchasing Period, or

              (ii)   the entire period of the Supply Arrangement;

       (b)    the agreed purchase price of the Product purchased;

       (c)    the Product Specifications and quality requirements;

       (d)    the term of the Supply Arrangement; and

       (e) that the purchase and sale of the Product under such Supply Arrangement is governed by the terms and conditions of this Agreement.

EXCLUSIVE SUPPLIER OF GRAPHITIC MATERIALS

2.4 Subject to the right of BPS to acquire Graphitic Materials and Graphitic Components from elsewhere for benchmarking purposes, so long as Graftech is able to meet, on a consistent basis, BPS's requirements as to pricing, delivery, quality, performance and service in respect of Graphitic Materials or Graphitic Components for incorporation in PEM Fuel Cells and PEM Fuel Cell Systems, BPS will acquire from Graftech

       (a)    all of its requirements for such Graphitic Materials, and

       (b) 80% of its requirements for such Graphitic Components in connection with BPS's development and manufacture of the [TEXT DELETED] PEM Fuel Cell stack.

BPS INTENT RE: GRAPHITIC COMPONENTS

2.5 Except as otherwise provided in this Agreement and the Collaboration Agreement and BPS's right to make, have made or manufacture Graphitic Components for its own PEM Fuel Cell and PEM Fuel Cell Systems business, it is the intent (but not the obligation) of BPS to acquire from Graftech all of its requirements for Graphitic Components used in connection with its development or manufacture of PEM Fuel Cells and PEM Fuel Cell Systems.

FUTURE FORECASTS AND PRICING - GRAPHITIC MATERIALS AND GRAPHITIC COMPONENTS

2.6 Subject to the terms of this Agreement, except for those Products covered by individual Supply Arrangements, future forecasts, pricing and purchase of each Graphitic Material and Graphitic Component will be dealt with as follows:

       (a) commencing no later than 60 days before the expiry of the Initial Purchasing Period under a Supply Arrangement, or such longer period as set out in ss.2.3(a)(ii), and thereafter no later than November 1 of each subsequent Year, BPS will furnish to Graftech a rolling three-Year forecast of its Yearly requirements of


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

              the Graphitic Material or the Graphitic Component, as the case may be (the "Yearly Forecast"), which forecast will not be binding upon BPS;

       (b) within 30 days after receipt of such forecast, Graftech will provide BPS in writing its firm fixed pricing and delivery schedule (the "Pricing and Delivery Schedule") of the quantity or volume of the Graphitic Material or the Graphitic Component, as the case may be, forecast as required by BPS during the first Year of such three-Year forecast;

       (c) no later than 30 days after receipt of the Pricing and Delivery Schedule for the Graphitic Material or the Graphitic Component, as the case may be, BPS will provide Graftech with a written binding commitment (the "Annual Commitment") to purchase a specified quantity or volume of the Graphitic Material or the Graphitic Component, as the case may be, during the first Year of the three-Year Forecast, which commitment may vary from the forecast given by BPS for such year;

       (d) if BPS's quantity or volume or requirements of the Graphitic Material or the Graphitic Component, as the case may be, described in the Annual Commitment is different from BPS's forecast for the first Year of its three-Year rolling forecast by more than 10%, Graftech will no longer be bound by the Pricing and Delivery Schedule but must, within 30 days after receipt of such Annual Commitment, provide BPS with a new firm fixed pricing and delivery schedule (the "Revised Pricing and Delivery Schedule") that takes into account the difference;

       (e) BPS will have 30 days after receipt of Graftech's Revised Pricing and Delivery Schedule within which to accept or reject the same; it being understood and agreed that BPS's failure to respond within such 30 day period will be deemed to be a rejection of the Revised Pricing and Delivery Schedule;

       (f) if BPS rejects or is deemed to have rejected the Revised Pricing and Delivery Schedule, the matter will be referred for dispute resolution under Part 5; and

       (g) BPS may, upon 30 days' written notice to Graftech, make changes to the Annual Commitment ("Revised Annual Commitment") in which event ss.(d), ss.(e) and ss.(f) will apply, MUTATIS MUTANDIS; provided, however, that if Graftech, acting reasonably, does not provide a Revised Pricing and Delivery Schedule for such Revised Annual Commitment, this will not constitute an Event of Default or a failure to meet BPS's Supplier Manual under ss.2.10(a).

FUTURE FORECASTS FOR INVESTMENT PLANNING

2.7 BPS will provide long-term forecasts of its requirements for Graphitic Materials and Graphitic Components as requested by Graftech from time to time to assist Graftech in its long-term investment planning. BPS will provide forecasts for the time frame requested by Graftech to the extent practicable.

PROTOTYPE PRODUCT SALES

2.8 Notwithstanding ss.2.6 and ss.2.7 hereof, BPS will not be required to submit any forecasts for Prototype Products and any sales of Prototype Products by Graftech to BPS will be effected using BPS's standard purchase order form ("Purchase Order"); provided, however, that sales of Prototype Products will be governed by the terms of this Agreement.

MOST FAVOURED CUSTOMER

2.9 Notwithstanding anything in this Agreement to the contrary, if at any time during the term of this Agreement Graftech sells or supplies, or offers to sell or supply, to any other Person a like quantity of Graphitic Materials and Graphitic Components with substantially similar function and capability as those supplied to BPS at a price and terms that are more favourable to such other Person than the price and terms offered to BPS, Graftech will so inform BPS promptly. In the case where in any [TEXT DELETED] period the price at which such Graphitic Materials and Graphitic Components are sold to any other Person is [TEXT DELETED] than the [TEXT DELETED] to BPS for a [TEXT DELETED] quantity of [TEXT DELETED] Graphitic Materials and Graphitic Components with [TEXT DELETED] and [TEXT DELETED] during such period, the [TEXT DELETED] by BPS to Graftech for the Graphitic Materials and the Graphitic Components sold to BPS during such period will be deemed to have been automatically [TEXT DELETED] to that [TEXT DELETED] price from the date on which the price for the Graphitic Materials and Graphitic Components was [TEXT DELETED] to the other Person. In the case where the terms in a sale to such other Person are more [TEXT DELETED] than the [TEXT DELETED] in a [TEXT DELETED] to BPS, such [TEXT DELETED] of the [TEXT DELETED] to BPS will be amended so that the more [TEXT DELETED] terms will apply to all [TEXT DELETED] and [TEXT DELETED] between BPS and Graftech. The parties will make such adjustments to payments or otherwise as may be necessary to fulfil the intent of this ss.2.9.

BPS'S SUPPLIER MANUAL.

2.10 In evaluating whether or not Graftech is meeting BPS's requirements as to delivery, quality and service, BPS will, subject to ss.3.1, utilize its Supplier Manual in respect of which Graftech has not consented to in writing. BPS will provide Graftech with and, upon written request from Graftech, explain its then current criteria in respect of its Supplier Manual; provided, however, that Graftech's inability to comply with any material change to such Supplier Manual will not constitute an Event of Default for purposes of this Agreement or any Supply Arrangement; provided, however, that

       (a) if Graftech has been meeting, for a minimum of [TEXT DELETED] months, BPS's Supplier Manual requirements as materially changed (even though not consented to in writing), it will be deemed to have accepted such material change. If Graftech then fails to meet such BPS's Supplier Manual requirements as materially changed, excluding for purposes of this ss.2.10 any price-related requirement of the Supplier Manual, including that set forth in
              Section 5.5 thereof, or

       (b) if Graftech fails to meet BPS's Supplier Manual requirements as presently existing or changed by agreement (where such change is material), excluding for purposes of this ss.2.10 any price-related requirement of the Suppliers Manual, including that set forth in Section 5.5 thereof or

       (c) if Graftech is in default of the Conditions of Purchase under any Supply Arrangement or Purchase Order,

in respect of a particular Graphitic Material or Graphitic Component and such failure continues for a period of [TEXT DELETED] months after the date Graftech receives written notice from BPS of such failure, and provided such failure has a material adverse effect on BPS's business or on the ability of Graftech to materially perform its obligations under the Supply Arrangement for that particular Graphitic Material or Graphitic Component, then Graftech will be deemed to have granted to BPS, a perpetual, irrevocable, world-wide, non-exclusive, royalty-bearing right and license (the "Supply Individual Default License") sublicensable by BPS without restriction, to use all of the Graftech IP to the extent reasonably necessary to develop, manufacture, make, have made, use and sell the particular Graphitic Material or Graphitic Component that is the subject of Graftech's failure to meet BPS's Supplier Manual requirements. In such event, ss.2.4 will be inapplicable insofar as it relates to the particular Graphitic Material or Graphitic Component. The grant of the Supply Individual Default License will be without prejudice to any other remedies then available to BPS against Graftech and such Supply Individual Default License includes the right by BPS to disclose Graftech's Confidential Information to BPS's sublicensees and subcontractors in connection with the production, use or sale of such Graphitic Materials and Graphitic Component. Graftech will promptly, upon request and from time to time, transfer to, and provide BPS with, all relevant technology, information, training and technical assistance as may be necessary to enable BPS to exercise its rights under the Supply Individual Default License at a fee that reflects no more than the reasonable cost of effecting such technology transfer, training and technical assistance,

       (d) any dispute between BPS and Graftech with regard to any price-related requirement of the Supplier Manual, including that set forth in Section 5.5 thereof, will be resolved pursuant to the dispute resolution process set forth in Part 5 hereof,

       (e) to the extent any provision of the Supplier Manual is inconsistent with any provision of this Agreement or the Collaboration Agreement, the provisions of this Agreement or the Collaboration Agreement, as the case may be, will govern, and

       (f) Graftech will, from time to time, comply with all non-material changes to BPS's Supplier Manual promptly after such changes have been effected by BPS and communicated in writing to Graftech.

THIRD PARTY SALES

2.11 Except as otherwise set forth in this Agreement or the Collaboration Agreement, the parties acknowledge and agree that BPS will not be entitled to resell any Graphitic

Material or Graphitic Component supplied to BPS pursuant to any Supply Arrangement to any third party except where such Graphitic Material or Graphitic Component is integrated into, or is part of, a MEA, PEM Fuel Cell or PEM Fuel Cell System manufactured by, or on behalf of, BPS.

LIAISON PERSONNEL

2.12 Each of Graftech and BPS hereby covenant and agree to designate a responsible employee of managerial level to act as a liaison between BPS and Graftech for the supply of Graphitic Materials and Graphitic Components to BPS.

DEVELOPMENT EXCEPTIONS

2.13 Notwithstanding anything to the contrary contained in this Agreement or the Collaboration Agreement,

       (a) Graftech and its Affiliates may manufacture, make, have made, sell or supply non-natural graphite materials, and

       (b) each of the parties and each of its Affiliates may collaborate, research, develop, manufacture, make, have made, sell or supply devices, subsystems, materials or components whose primary function relates to fuel storage devices, power storage devices (such as supercapacitors and lithium-ion batteries), electronic thermal management components (such as heat sinks, heat spreaders and thermal interfaces), electromagnetic interference shielding, radio frequency interference shielding and heat management devices (such as radiators and components relating to reformers) strictly for such primary function, in each case regardless of whether or not such devices, subsystems, materials or components are for use in PEM Fuel Cells or PEM Fuel Cell Systems; provided, however, that for greater certainty, this provision will not give any rights to either party or either party's Affiliates to, and each party will ensure that its Affiliates will not, use or disclose the Intellectual Property or Confidential Information of the other party.

EXISTING SUPPLY ARRANGEMENT

2.14 Attached hereto as Schedule B is the Supply Arrangement for GRAFCELL(TM) advanced flexible Graphitic Materials for Flow Field Plates for PEM Fuel Cells.

                                     PART 3

                             CONDITIONS OF PURCHASE

CONDITIONS OF PURCHASE

3.1 BPS and Graftech agree that all sales of Graphitic Materials and Graphitic Components pursuant to this Agreement will be subject to the terms of this Agreement including the Conditions of Purchase, but the terms and conditions set out in Appendix V of the

       Supplier Manual will not govern such sales. For greater certainty, if and to the extent that any of the terms of the Conditions of Purchase is inconsistent with any provision of this Agreement, such provision of this Agreement will prevail.

                                     PART 4

                                 CONFIDENTIALITY

NON-DISCLOSURE

4.1 Each party (the "Recipient") that is the recipient of the Confidential Information disclosed to it by the disclosing party (the "Disclosing Party"), at all times during the Development Period (as defined in the Collaboration Agreement) and the Supply Agreement and for a period of ten years next after the expiry or earlier termination of such Development Period or the Supply Agreement, whichever is later,

       (a) will hold, and will ensure that each of its Affiliates, directors, officers, employees and licensees, including sublicenses (collectively, the "Recipient's Agents") will hold, the Confidential Information of the Disclosing Party in confidence and in trust for the Disclosing Party,

       (b) will not, and will ensure that the Recipient's Agents will not, directly or indirectly, disclose, use, reproduce or otherwise exploit the Confidential Information of the Disclosing Party or permit the same to be disclosed, used, reproduced or otherwise exploited, except to the extent necessary for

              (i) the performance of the work under the SOWs (as defined in the Collaboration Agreement),

              (ii) the legitimate practice of the Graftech/BPS License, the BPS/Graftech License and the Supply Individual Default License, as the case may be,

              (iii)  the furtherance of the Collaboration Agreement; or

              (iv)   the performance of the work under this Agreement;

       (c) will only disclose the Confidential Information of the Disclosing Party to the Recipient's Agents

              (i) with a definable need to know such information in connection with the matters referred to in ss.(b), as the case may be, and

              (ii) who are informed of the confidential nature of such information, and

       (d) will, and will ensure that each of the Recipient's Agents will, protect the Confidential Information of the Disclosing Party against wrongful disclosure, misuse, espionage and theft.

EXCEPTIONS

4.2 This Agreement imposes no obligation on the Recipient with respect to the Confidential Information of the Disclosing Party,

       (a) which is or becomes generally available to the public through no fault of the Recipient or the Recipient's Agents,

       (b) which was legitimately possessed by the Recipient or the Recipient's Agents before its disclosure by the Disclosing Party to the Recipient or the Recipient's Agents, as evidenced by competent proof,

       (c) which is independently obtained by the Recipient or the Recipient's Agents from a source which was not, at the relevant time, prohibited from disclosing such information to the Recipient or the Recipient's Agents under any legal, contractual or fiduciary obligation,

       (d) which is the same as information that is developed by the Recipient independently without reference to the Confidential Information of the Disclosing Party, as evidenced by competent proof,

       (e) which, subject to ss.4.3, is required to be disclosed by applicable law or legal process, or

       (f) to the extent and in the manner approved by the Disclosing Party in writing.

LEGAL REQUIREMENT TO DISCLOSE

4.3 If the Recipient is required by applicable law, regulation or legal process to disclose any of the Confidential Information of the Disclosing Party, the Recipient will notify the Disclosing Party promptly so that the Disclosing Party may seek a protective order or other appropriate remedy or waive compliance with the terms of this Agreement. If no such protective order or other remedy is obtained or the Disclosing Party does not waive compliance with the terms of this Agreement, the Recipient

       (a) will furnish only that portion of the Confidential Information of the Disclosing Party which the Recipient is advised by counsel is legally required to be disclosed, and

       (b) will exercise all reasonable efforts to obtain reliable assurances that confidential treatment will be accorded such Confidential Information.

NO SOLICITATION

4.4 Neither party will, both during the term of this Agreement and the Collaboration Agreement, and for a period of two years next after the expiry or earlier termination of this Agreement or the Collaboration Agreement, whichever is later, solicit for employment any individual who is, at the time of such solicitation, employed by the other party or its Affiliates nor will such party, directly or indirectly, induce any such individual to leave his or her employment. Nothing in this ss.4.4 will restrict either party from employing any individual that is the other party's employee so long as no solicitation (other than a general advertisement not directed to such individual) has been made to such individual by or on behalf of such party.

REASONABLE RESTRICTIONS

4.5 Each party agrees that the restrictions contained in this Part 4 are reasonable for the protection of the respective legitimate business interests of the parties.

PUBLICITY

4.6 The parties agree to co-operate with each other in the preparation and distribution of a press release regarding the execution of this Agreement. No public release or announcement concerning the transactions contemplated hereby will be issued by any party without the prior consent of the other parties (which consent will not be unreasonably withheld), except as such release or announcement may be required by law or the rules or regulations of any Canadian, United States or other foreign securities exchange, in which case the party required to make the release or announcement will allow the other party reasonable time to comment on such release or announcement in advance of such issuance.

                                     PART 5

                               DISPUTE RESOLUTION

INITIATION OF PROCESS

5.1 If at any time there is a dispute, controversy or claim (a "Dispute") between the parties hereto with respect to any matter arising out of or relating to this Agreement, then the party that wishes to initiate resolution of the Dispute must give written notice (the "Dispute Notice") to the other party and to the Committee, requiring that such Dispute be resolved pursuant to this Part 5.

COMMITTEE INVOLVEMENT

5.2 If a Dispute Notice is given, either party may, in the first instance, ask the Committee forthwith to initiate discussions with a view to settling the Dispute. A resolution reached by the Committee and communicated by it in writing to the parties will be binding on the parties and will be implemented.

SENIOR OFFICER INVOLVEMENT

5.3 If the Dispute is not resolved between the parties within 30 days after the date of the Dispute Notice, either party may ask the Senior Officer of each of the parties to forthwith initiate discussions with a view to settling the Dispute, unless the parties agree in writing to extend such 30-day period for resolution of the Dispute by the Committee. Once the

       Dispute is referred to the Senior Officers, the Committee will no longer have jurisdiction to resolve the Dispute. A resolution reached by such Senior Officers and communicated by them in writing to the parties will be final and binding upon the parties and will be implemented.

ARBITRATION

5.4 If the Dispute is not resolved between the parties within 30 days after its referral to the Senior Officers, either party will be entitled to refer the Dispute to arbitration in accordance with the commercial arbitration rules (the "Rules") of the American Arbitration Association, as modified by the provisions herein, unless the parties agree in writing to extend such 30-day period for resolution of the Dispute by the Senior Officers.

IMPLEMENTATION

5.5 Each party will accept as final and binding, and proceed in good faith diligently to implement, the award or decision of the arbitrator or arbitrators, as the case may be, on an arbitration pursuant to ss.5.4. Judgment upon an arbitration award may be rendered in any court of competent jurisdiction or application may be made to any such court by either party for judicial acceptance or an order of enforcement of an arbitration award, as the case may be. Any arbitration award may be supported by a decree of specific performance or other appropriate injunctive relief from a court of competent jurisdiction.

VENUE OF ARBITRATION

5.6 All arbitration proceedings will be conducted in New York, New York or in such other place as BPS and Graftech may agree.

NON-APPLICABILITY OF PART 5

5.7 This Part 5 will not apply to Part 4 or the grant of provisional remedies, including injunctions, restraining orders and specific performance, and each of BPS and Graftech reserves its right to commence any action under Part 4 or seek such remedies from a court of competent jurisdiction.

                                     PART 6

                              TERM AND TERMINATION

TERM

6.1 Subject to earlier termination as provided in this Part 6, the initial term of this Agreement will be 15 years commencing on the Effective Date ("Initial Term"). Thereafter, unless otherwise terminated as provided herein, this Agreement will be automatically renewed for additional periods of three years each (each a "Renewal Term") unless either party gives written notice to the other, at least six months before the expiry of the then current term of this Agreement, to terminate this Agreement.

TERMINATION

6.2 This Agreement and, subject to ss.(a), any Supply Arrangement, may be terminated

       (a) by BPS, upon six months' notice to Graftech, if BPS determines that, through technological advances or otherwise, Graphitic Materials or Graphitic Components or technology in respect thereof are no longer viable for use in connection with the development or manufacture by BPS of PEM Fuel Cells; provided, however, that BPS may not terminate any then existing Supply Arrangement by reason only of this ss.(a),

       (b) in the case of this Agreement as a whole, by either party upon written notice to the other party if the other party becomes the subject of an Event of Default, and

       (c) in the case of any particular Supply Arrangement, by either party upon written notice to the other party if the other party becomes the subject of an Event of Default under that particular Supply Arrangement.

6.3    In the event that

       (a) BPS terminates this Agreement pursuant to ss.6.2(a), BPS will have no liability to Graftech as a result of such termination,

       (b)    BPS terminates this Agreement pursuant to ss.6.2(b),

              (i) the rights of BPS and Graftech to independently practice and license the Joint Arising IP pursuant to ss.3.4 of the Collaboration Agreement will remain intact,

              (ii) BPS may terminate the BPS/Graftech License; provided, however, that notwithstanding the foregoing, Graftech will be entitled to practice the BPS Licensed Technology under the BPS/Graftech License (on the royalty basis set forth in ss.3.6 of the Collaboration Agreement) solely to fulfill any supply arrangements with third parties existing as of the date of termination of this Agreement, but in no event will Graftech practice the BPS Licensed Technology under this ss.(ii) for more than three years after the date that the BPS/Graftech License would, but for this proviso, have been terminated,

              (iii) the Graftech/BPS License will become a perpetual, irrevocable, world-wide, non-exclusive, royalty-bearing right and license, sublicensable by BPS without restriction, except that the provisions of ss.3.5(c),ss.(d) and ss.(e) of the Collaboration Agreement will not apply (other than in respect of IP arising before the termination of this Agreement pursuant to this ss.(b)), to practice the Graftech IP to the extent reasonably necessary to enable BPS to develop, manufacture, make, have made, use and sell Graphitic Components and manufacture, make, have made and use Graphitic Materials required to make such Graphitic Components. If the parties cannot agree on such royalty within 30 days after the subject is first discussed, the matter will be referred to the dispute resolution process set forth in Part 5. The Graftech/BPS License will also include the right by BPS to disclose Graftech's Confidential Information to BPS's sublicensees and subcontractors in connection with the production and use of Graphitic Materials and Graphitic Components. Graftech will promptly, upon request, and from time to time, transfer to, and provide BPS with, all relevant technology, information, training and technical assistance as may be necessary to enable BPS to exercise its rights hereunder at a fee that reflects no more than the reasonable cost of effecting such technology transfer, training and technical assistance,

              (iv) except as otherwise permitted under ss.2.7, ss.2.9 and ss.2.13 of the Collaboration Agreement and ss.2.13 of this Agreement, Graftech will not, and will ensure that its Affiliates will not, directly or indirectly, until two years after the expiry or earlier termination of the Development,

                     (A) collaborate with third parties (including Graftech's Affiliates, other than its wholly-owned Subsidiaries) in the research or development of Graphitic Materials or Graphitic Components for PEM Fuel Cells or PEM Fuel Cell Systems, or

                     (B) license to any third party any of the Graftech IP concerning Graphitic Materials or Graphitic Components for use in PEM Fuel Cells or PEM Fuel Cell Systems,

              (v) subject to ss.2.13 of this Agreement and ss.2.13 of the Collaboration Agreement, Graftech will not, and will ensure that its Affiliates will not, directly or indirectly, research, develop, manufacture, make, have made, sell or supply PEM Fuel Cells, PEM Fuel Cell Systems or MEAs until five years after the Development has ended or this Agreement has terminated, whichever is later, and

              (vi) such termination will be without prejudice to any other rights or remedies then available to BPS,

       (c) BPS terminates a Supply Arrangement pursuant to ss.6.2(c), the Supply Individual Default License will automatically come into effect with respect to the particular Graphitic Material or Graphitic Component that was subject of the terminated Supply Arrangement,

       (d)    Graftech terminates this Agreement pursuant to ss.6.2(b),

              (i) the rights of BPS and Graftech to independently practice and license the Joint Arising IP pursuant to ss.3.4 of the Collaboration Agreement will remain intact,

              (ii) Graftech may terminate the Graftech/BPS License to the extent it has not become irrevocable under this Agreement or the Collaboration Agreement; provided, however, that to the extent that the Graftech/BPS License has not become irrevocable, BPS will be entitled to practice the Graftech Licensed Technology under the Graftech/BPS License solely to fulfill any supply arrangements with third parties existing at the date of termination of this Agreement, but in no event will BPS practice the Graftech Licensed Technology under this ss.(d)(ii) for more than three years after the date that the Graftech/BPS License would, but for this proviso, have been terminated,

              (iii) the BPS/Graftech License will remain intact and become irrevocable and fully sublicensable without restriction, except that ss.3.6(k), ss.(l) and ss.(m) of the Collaboration Agreement will not apply (other than in respect of IP arising before the termination of this Agreement pursuant to this ss.(d)),

              (iv) except as otherwise permitted under ss.2.7, ss.2.9 and ss.2.13 of the Collaboration Agreement and ss. 2.13 of this Agreement, BPS will not, and will ensure that its Affiliates will not, directly or indirectly, until two years after the expiry or earlier termination of the Development,

                     (A) collaborate with third parties (including BPS's Affiliates other, than its wholly-owned Subsidiaries) in the research or development of Graphitic Materials or Graphitic Components for PEM Fuel Cells or PEM Fuel Cell Systems, or

                     (B) license to any third party (other than those Persons listed in ss.(a), ss.(b) and ss.(d) of the definition of BPS Permitted Licensees) its component manufacturing technology concerning Graphitic Components for use in PEM Fuel Cells or PEM Fuel Cell Systems, and

              (v) such termination will be without prejudice to any other rights or remedies then available to Graftech,

       (e) Graftech terminates a Supply Arrangement pursuant to ss.6.2(c), Graftech may terminate the Graftech/BPS License to the extent that it has not become irrevocable under this Agreement or the Collaboration Agreement; provided, however, that to the extent that the Graftech/BPS License has not become irrevocable BPS will be entitled to practice the Graftech Licensed Technology under the Graftech/BPS License solely to fulfill any supply arrangements with third parties existing at the date of termination of such Supply Arrangement, but in no event will BPS practice the Graftech Licensed Technology under this ss.(e) for more than three years after the date that the Graftech/BPS License would, but for this proviso, have been terminated.

LIABILITY LIMITED

6.4 Except as provided in ss.6.5 of this Agreement and ss.11 of the Conditions of Purchase, the liability of each party to the other for damages for any cause whatsoever, regardless of the form of action, whether in contract or in tort, including negligence, that accrues during the term of this Agreement or a Supply Arrangement, will be limited to direct damages suffered by the damaged party. Neither party will be liable to the other for any special, indirect, punitive, or consequential damages, including lost profits, lost revenues, damage to reputation or goodwill, failure to realize expected savings, treble damages or other such commercial or economic losses of any kind.

EXCLUSIONS TO LIMITED LIABILITY

6.5    ss.6.4 will not apply to

       (a) any loss, claim, demand, damage or cost arising as a result of the infringement or misuse by one party of any Intellectual Property of the other, or

       (b) any unauthorized disclosure or use by a party hereto of any of the other party's Confidential Information in violation of this Agreement.

REMEDIES

6.6 If a party is in default of any term or condition of this Agreement, the other party to this Agreement will be entitled to exercise all rights and remedies available to it at law, in equity or under this Agreement, whether or not such default constitutes an Event of Default.

                                     PART 7

                                     GENERAL

AMENDMENTS

7.1 No amendment, modification, supplement, termination or waiver of any provision of this Agreement will be effective unless in writing signed by the parties and then only in the specific instance and for the specific purpose given.

FURTHER ASSURANCES

7.2 The parties will execute such further assurances and other documents and instruments and do such further and other things as may be necessary to implement and carry out the intent of this Agreement.

ENTIRE AGREEMENT

7.3 The provisions of this Agreement and the Collaboration Agreement constitute the entire agreement among the parties hereto, and supersede all previous expectations, understandings, communications, representations and agreements whether verbal or written between the parties, concerning the subject matter hereof.

NOTICE

7.4 Every notice, request, demand, direction or other communication (each, for the purposes of ss.7.4, ss.7.5 and ss.7.6, a "Notice") required or permitted to be given pursuant to this Agreement will be deemed to be well and sufficiently given if in writing and delivered by hand (including recognized overnight courier service) or transmitted by facsimile, in each case addressed as follows:

       (a)    if to BPS at:

              9000 Glenlyon Parkway
              Burnaby, British Columbia
              Canada V5J 5J9
              Attention:  Corporate Secretary
              Facsimile:  (604) 412-3131

       and,

       (b)    if to Graftech at:
              11709 Madison Avenue Lakewood,
              Ohio USA 44107
              Attention: President
              Facsimile: (216) 529-3713

       with a copy to Graftech's Vice President and General Counsel at the same address and facsimile number;

or to such other address or transmission receiving station as is specified by the particular party by Notice to the others.

DEEMED RECEIPT

7.5 Any Notice delivered or sent as aforesaid will be deemed conclusively to have been effectively given and received on the day Notice was delivered or sent as aforesaid if it was delivered or sent on a day that was a Business Day or on the next day that is a Business Day if it was delivered or sent on a day that was not a Business Day.

CHANGE OF ADDRESS

7.6 A party may at any time, by Notice to the others, change its address to some no less convenient address and will so change its address whenever its address ceases to be suitable for delivery by hand.

BINDING EFFECT

7.7 This Agreement will enure to the benefit of and be binding upon the parties and their respective successors and permitted assigns.

GOVERNING LAW

7.8 This Agreement will be deemed to have been made in British Columbia, Canada and the construction, validity and performance of this Agreement will be governed in all respects by the laws of British Columbia, and applicable laws of Canada. The application of the provisions of the United Nations Convention on Contracts for the International Sale of Goods are hereby excluded.

ATTORNMENT

7.9 Except as provided in Part 5, each party irrevocably attorns to the exclusive jurisdiction of the courts of British Columbia, Canada and all courts having appellate jurisdiction thereover in respect of any proceeding arising out of or relating to this Agreement.

FORCE MAJEURE

7.10 No party will be liable to the other for default or delay in the performance of its obligations under this Agreement if such default or delay is caused by fire, strike, riot, war, act of God, delay of carriers, labour disputes, governmental orders or regulation, complete or partial shutdown of plant by reason of inability to obtain sufficient raw material or power, or any other occurrence beyond the reasonable control of such party. The party whose performance is prevented by any such occurrence will notify the other party of the same in writing as soon as it is reasonably possible after the commencement thereof, will provide the other party with full written particulars of such occurrence and attempts made to remedy the same, will use commercially reasonable efforts to remedy such occurrence with all reasonable dispatch and, upon cessation of the occurrence, will give prompt written notice to the other parties of the same. Neither BPS nor Graftech will be required to make any concession or grant any demand or request to bring to an end to any strike or other concerted action of workers. In any such circumstance which only partially reduces Graftech's ability to produce or deliver Graphitic Materials or Graphitic Components, BPS will have production priority for its requirements.

SEVERABILITY

7.11 If any provision contained in this Agreement is found by any court or arbitrator for any reason, to be invalid, illegal or unenforceable in any respect in any jurisdiction,

       (a) the validity, legality and enforceability of such provision will not in any way be affected or impaired thereby in any other jurisdiction and the validity, legality and enforceability of the remaining provisions contained herein will not in any way be affected or impaired thereby, unless in either case as a result of such determination this Agreement would fail in its essential purpose, and

       (b) the parties will use their best efforts to substitute for any provision that is invalid, illegal or unenforceable in any jurisdiction a valid and enforceable provision which achieves to the greatest extent possible the economic, legal and commercial objectives of such invalid, illegal or unenforceable provision of this Agreement and, failing the agreement of the parties on such a substitution within 30 days after the finding of the court or arbitrator, either party may refer the matter for dispute resolution under Part 5.

COUNTERPARTS

7.12 This Agreement may be executed in counterparts or by facsimile, each of which will together, for all purposes, constitute one and the same instrument, binding on the parties, and each of which will together be deemed to be an original, notwithstanding that all parties are not signatories to the same counterpart or facsimile.

NO ASSIGNMENT

7.13 No party may assign any right, benefit or interest in this Agreement without the written consent of each other party, such consent not to be unreasonably withheld, and any purported assignment without such consent will be void.

SURVIVAL

7.14 All rights and obligations of the parties occurring before the effective date of termination of this Agreement and all rights and obligations expressly stated to continue after, or accrue as a result of, the termination of this Agreement are separate and distinct rights and obligations binding on the parties, will survive its termination and will continue in full force and effect and nothing herein will affect the enforceability of such provisions. For greater certainty, the premature termination of this Agreement will not affect the rights and obligations of any party under ss.2.10, ss.2.13, Part 3, Part 4, Part 5, Part 6 and
       Part 7. All other provisions will expire except to enforce rights arising prior to termination.

NO PARTNERSHIP

7.15 Nothing herein will or will be deemed to create any partnership or joint venture between the parties or to give either party any right or authority to act as the agent of or to pledge the credit of the other party.

IN WITNESS WHEREOF, the parties have duly executed and delivered this Agreement as of the date first above written.



GRAFTECH INC.

By:/S/  JOHN J. WETULA
   ----------------------------------

Its: PRESIDENT













This is the execution page for Graftech Inc. for the Master Supply Agreement, made effective June 5, 2001, between Ballard Power Systems Inc. and Graftech Inc.

IN WITNESS WHEREOF, the parties have duly executed and delivered this Agreement as of the date first above written.



BALLARD POWER SYSTEMS INC.

By:  /s/  LAYLE K. SMITH
   ----------------------------------

Its: PRESIDENT & CHIEF OPERATING
     OFFICER


By: /S/ NOORDIN NANJI
   ----------------------------------

Its: VP STRATEGIC DEVELOPMENT &
     CORPORATE SECRETARY
    ---------------------------------











This is the execution page for Ballard Power Systems Inc. for the Master Supply Agreement, made effective June 5, 2001, between Ballard Power Systems Inc. and Graftech Inc.

                                   SCHEDULE A

                                 SUPPLIER MANUAL


                             [intentionally omitted]

                                   SCHEDULE B

                               SUPPLY ARRANGEMENT

                    GRAPHITIC MATERIALS FOR FLOW FIELD PLATES

--------------------------------------------------------------------------------------------------------------
MATERIAL SPECIFICATION                                      |TITLE
                                                            |
                                                            |Flexible Graphite [TEXT DELETED] Material [TEXT
                                                            |DELETED]
------------------------------------------------------------|-------------------------------------------------
AUTHOR                         |DATE                        |APPROVED                    |DATE
                               |                            |                            |
Author: M. SEXSMITH            |Date: JULY 20, 1999         |M. Sexsmith                 |12, July, 1999
--------------------------------------------------------------------------------------------------------------

1.     Scope

       1.1 This specification covers flexible graphite material supplied by UCAR as blend [TEXT DELETED]. The Specification covers several possible thicknesses and area weights

2.     Applicable Documents

       2.1    American Society for Testing and Materials (ASTM)

       2.1.1. -[TEXT DELETED]     [TEXT DELETED] Measurement Technique

       2.1.2. -[TEXT DELETED]     [TEXT DELETED] Measurement

       2.1.3. -[TEXT DELETED]     [TEXT DELETED] and [TEXT DELETED] of Gasket
                                  Materials

3.     Requirements

       3.1 PRECEDENCE - In the event of any conflict between the requirements of this specification referenced documents, this specification shall govern.

       3.2 VISUAL REQUIREMENTS - The material shall have no gross physical defects including [TEXT DELETED], [TEXT DELETED], [TEXT DELETED] or [TEXT DELETED] on the surface. There may not be more than [TEXT DELETED] between [TEXT DELETED] and [TEXT DELETED] in diameter in any [TEXT DELETED] by [TEXT DELETED] area. There shall be no [TEXT DELETED] more than [TEXT DELETED] diameter in the material.

       3.3 CHEMICAL REQUIREMENTS - All flexible graphite material shall conform to the following requirements.

              --------------   -------------   -----------    ------------------
                 Property      Specification    Tolerance      Test Method
              --------------   -------------   -----------    ------------------
              [TEXT DELETED]      [TEXT           [TEXT        [TEXT DELETED]
                                DELETED]         DELETED]
              --------------   -------------    ----------    ------------------
              [TEXT DELETED]      [TEXT          [TEXT         [TEXT DELETED]
                                DELETED]         DELETED]
              --------------   -------------    ----------    ------------------
              [TEXT DELETED]      [TEXT          [TEXT         [TEXT DELETED]
                                DELETED]         DELETED]
              --------------   -------------    ----------    ------------------


       3.4    PHYSICAL PROPERTIES - Shall conform to the following requirements.

----------------  -----------  -----------  ----------  ---------------------
[TEXT DELETED]      [TEXT        [TEXT        [TEXT      See Section 4.5.2.1
   gm/cm2          DELETED]     DELETED]    DELETED]
----------------  -----------  -----------  ----------  ---------------------
[TEXT DELETED]       [TEXT        [TEXT        [TEXT
                   DELETED]     DELETED]    DELETED]
----------------  -----------  -----------  ----------  ---------------------
[TEXT DELETED]       [TEXT        [TEXT        [TEXT      See Section 4.5.2.3
                   DELETED]     DELETED]    DELETED]
----------------  -----------  -----------  ----------  ---------------------
[TEXT DELETED]       [TEXT        [TEXT        [TEXT      See Section 4.5.2.3
                   DELETED]     DELETED]    DELETED]
----------------  -----------  -----------  ----------  ---------------------
[TEXT DELETED]       [TEXT        [TEXT        [TEXT      See Section 4.5.2.2
                   DELETED]     DELETED]    DELETED]
----------------  -----------  -----------  ----------  ---------------------
[TEXT DELETED]       [TEXT        [TEXT        [TEXT      See Section 4.5.2.4
                   DELETED]     DELETED]    DELETED]
----------------  -----------  -----------  ----------  ---------------------
[TEXT DELETED]       [TEXT        [TEXT        [TEXT      See Section 4.5.2.4
                   DELETED]     DELETED]    DELETED]
----------------  -----------  -----------  ----------  ---------------------

       3.5 DIMENSIONAL REQUIREMENTS - Plates produced from this material shall conform to the dimensions specified on the relevant part drawing. On occasion Ballard may request material to be sent for testing purposes only that does not have the dimensions listed in this document. The results of tests requiring specific dimensions will not be considered to be requirements but should be performed and included in the Certificate of Compliance. Such data should be labeled as such.

4.     Quality Assurance Provisions

       4.1 RESPONSIBILITY FOR INSPECTION - Unless otherwise specified, the supplier is responsible for the performance of all inspections specified in Section 3. The supplier may use their own, or any other facility suitable, for the performance of the inspections specified therein.

       4.2 QUALITY VERIFICATION - Ballard Power Systems Inc. will have the right to subject any requested lot of material to any of the inspection requirements specified to verify that the lot will comply with the requirements specified herein.

       4.3 PROCESS CHANGE NOTIFICATION - The supplier shall provide advance information in writing concerning any changes in process or preservations from the product previously approved. Approval to ship product incorporating changes shall be dependent upon Ballard's evaluation that these changes do not violate this specification or the intended use of the product. Ballard Power Systems Inc. reserves the right to perform a qualification inspection if necessary.

       4.4 CERTIFICATE OF COMPLIANCE - The supplier is required to provide a certificate of compliance with data for each lot number of material. Failure to supply a certificate may be cause for rejection except as noted in section 3.4. the supplier is required to provide the following data:

              4.4.1 Material Lot Number, Purchase Order Number and BPS Part Number.

              4.4.2. Chemical Analysis (see Section 3.2).

              4.4.3. Physical Property Inspection Data (see Section 3.3).

       4.5.   Methods of Inspection

              4.5.1. CHEMICAL REQUIREMENTS INSPECTION - A chemical analysis shall be performed on each lot of material. The analysis shall conform to the requirements of Section 3.2.

              4.5.2. PHYSICAL PROPERTY INSPECTION - The physical tests shall be performed according to the following methods

              4.5.2.1 [TEXT DELETED]- A sample of the [TEXT DELETED] material shall be [TEXT DELETED] to a known [TEXT DELETED] and [TEXT DELETED] and [TEXT DELETED].

              4.5.2.2 [TEXT DELETED] - [TEXT DELETED] samples [TEXT DELETED] by [TEXT DELETED] are [TEXT DELETED] from [TEXT DELETED] on the [TEXT DELETED]. Each of the samples is placed in the [TEXT DELETED] and [TEXT DELETED] for [TEXT DELETED]. The test parameters are:

              -------------------- ----------------- --------------- -----------
              Test Condition       Specification     Tolerance       Accuracy
              -------------------- ----------------- --------------- -----------
              [TEXT DELETED] Load  [TEXT DELETED]    [TEXT           [TEXT
                                                     DELETED]        DELETED]
              -------------------- ----------------- --------------- -----------
              Test Current         [TEXT DELETED]    [TEXT           [TEXT
                                                     DELETED]        DELETED]
              -------------------- ----------------- --------------- -----------
              [TEXT DELETED]       [TEXT DELETED]    [TEXT           [TEXT
                                                     DELETED]        DELETED]
              -------------------- ----------------- --------------- -----------

              4.5.2.3 [TEXT DELETED] STRENGTH - A sheet of the material is [TEXT DELETED] to the [TEXT DELETED]. [TEXT DELETED] samples of specified size are [TEXT DELETED] from a sample component in [TEXT DELETED] from each other. The samples are tested according to the requirements of [TEXT DELETED] according to the following test parameters. The ultimate flexural load shall exceed the specified limit and the [TEXT DELETED] at the [TEXT DELETED] shall exceed the specified limit.

          --------------------- --------------- -------------- ----------------
          Test Condition        Specification   Tolerance      Accuracy
          --------------------- --------------- -------------- ----------------
          [TEXT DELETED]        [TEXT DELETED]  [TEXT DELETED] [TEXT DELETED]
          --------------------- --------------- -------------- ----------------
          Beam Length           [TEXT DELETED]  [TEXT DELETED] [TEXT DELETED]
          --------------------- --------------- -------------- ----------------
          Beam Width            [TEXT DELETED]  [TEXT DELETED] [TEXT DELETED]
          --------------------- --------------- -------------- ----------------
          Beam Thickness        [TEXT DELETED]  [TEXT DELETED] [TEXT DELETED]
          --------------------- --------------- -------------- ----------------
          Support and Load Pins [TEXT DELETED]  [TEXT DELETED] [TEXT DELETED]
          --------------------- --------------- -------------- ----------------

              4.5.2.4 [TEXT DELETED] - A piece of material is tested according to [TEXT DELETED]. The test conditions are given in the following table

          --------------- ----------------- ---------------
          Penetrator      Preload           Total Load
          --------------- ----------------- ---------------
         [TEXT DELETED]  [TEXT DELETED]    [TEXT DELETED]
          --------------- ----------------- ---------------

5.     Packaging

       5.1 DOCUMENTATION - A packing list and certificate of compliance will accompany each shipment. The packing list will contain information as shown in
              Section 5.2. The certificate of compliance will contain information as shown in Section 4.4.

6.     Revision History

       6.1    PA ECR 99-00172-00

       6.2    ECN 99-00179-00 July 7, 1999 Initial Release

       6.3 Change all references to Grafoil to flexible graphite (including document title), updated section 3.3 to include [TEXT DELETED], and updated [TEXT DELETED] numbers. 02/09/99 [TEXT DELETED].

                                        SUPPLY CHAIN FORECAST RELEASE MARCH 19/01 (UNOFFICIAL)

------------- ------- ------ -------- -------- -------- -------- -------- -------- -------- -------- -------- -------- --------
Month         Jan     Feb    Mar      Apr      May      Jun      July     Aug      Sep      Oct      Nov      Dec      Total
------------- ------- ------ -------- -------- -------- -------- -------- -------- -------- -------- -------- -------- --------
---------------------------- -------- -------- -------- -------- -------- -------- -------- -------- -------- -------- --------
[TEXT DELETED] pieces        [TEXT    [TEXT    [TEXT    [TEXT    [TEXT    [TEXT    [TEXT    [TEXT    [TEXT    [TEXT    [TEXT
                             DELETED] DELETED] DELETED] DELETED] DELETED] DELETED] DELETED] DELETED] DELETED] DELETED] DELETED]
---------------------------- -------- -------- -------- -------- -------- -------- ----------------------------------- --------
[TEXT DELETED] pieces        [TEXT    [TEXT    [TEXT    [TEXT    [TEXT    [TEXT    [TEXT    [TEXT    [TEXT    [TEXT    [TEXT
                             DELETED] DELETED] DELETED] DELETED] DELETED] DELETED] DELETED] DELETED] DELETED] DELETED] DELETED]
---------------------------- -------- -------- -------- -------- -------- -------- -------- -------- -------- -------- --------

UCAR
UCAR CARBON COMPANY INC.
P.O. Box 94637 Cleveland, Ohio 44101 U.S.A.

     Ballard Power Systems Inc.                     Date     08/03/99
     9000 Glenlyon Parkway
     Burnby, BC                                     Quotation Number:  99G1203
     Canada  V5J 5J9
                                                    Inquiry Number:
     Attn:  V. Totten

     In response to your inquiry, we are pleased to quote as follows.

============= =============== ====================================================================== ============================
ITEM          QUANTITY        DESCRIPTION                                                                       PRICE
------------- --------------- ---------------------------------------------------------------------- ----------------------------

                              "GRAFOIL" Products
                              Per Ballard Power Systems Supply Agreement
                              Schedule B provided 7/29/1999.

     1        Volumes         [TEXT DELETED] mg/cm2, [TEXT DELETED] thick x [TEXT DELETED] x [TEXT            $[TEXT DELETED]/ea
              Per [TEXT       DELETED] [TEXT DELETED]
              DELETED]

     2              "         [TEXT DELETED] mg/cm2, [TEXT DELETED] thick x [TEXT DELETED] x [TEXT            $[TEXT DELETED]/ea
                              DELETED]

     3              "         [TEXT DELETED] thk x [TEXT DELETED] x [TEXT DELETED] [TEXT DELETED]             $[TEXT DELETED]/ea

     4              "         [TEXT DELETED] mg/cm2, [TEXT DELETED] thick x [TEXT DELETED] x [TEXT            $[TEXT DELETED]/ea
                              DELETED]

     5              "         [TEXT DELETED] mg/cm2, [TEXT DELETED] thk x [TEXT DELETED] x [TEXT              $[TEXT DELETED]/rl
                              DELETED] on [TEXT DELETED].






                                                *SEE PARAGRAPH 1 ON REVERSE SIDE
============= =============== ====================================================================== ============================

         Delivery Point:            FCA Factory - Cleveland, Ohio
         Terms of Payment:          Date Draft        30 Days
         Estimated Time of Shipment From Plant:  As Required

         This date will be confirmed upon receipt of order. If it is unsatisfactory please let us know.

         The sale of the products described herein shall be governed by the terms and conditions contained in any written contract currently in effect between Buyer and Seller covering such sale. If there is no such contract, then Seller hereby offers to sell such product to Buyer only upon the terms set forth herein, including those on the reverse side of this document.

         This quotation is subject to acceptance within (30) days from the date hereof.

         Thank you for this inquiry. Be assured your order will receive our prompt attention.

         cc:      P. Calarco UCAR
                  J.J. Gough UCAR                   Very truly yours,
                  MH. Burns UCAR                    /s/ John R. Smelko

UCAR
UCAR CARBON COMPANY INC.
P.O. Box 94637 Cleveland, Ohio 44101 U.S.A.

     Ballard Power Systems Inc.                     Date     08/03/99
     9000 Glenlyon Parkway
     Burnaby, BC                                    Quotation Number:  99G1203
     Canada  V5J 5J9
                                                    Inquiry Number:
     Attn:  V. Totten

     In response to your inquiry, we are pleased to quote as follows.

============= =============== ====================================================================== ============================
ITEM          QUANTITY        DESCRIPTION                                                                       PRICE
------------- --------------- ---------------------------------------------------------------------- ----------------------------
                              "GRAFOIL" Products
                              Per Ballard Power Systems Supply Agreement
                              Schedule B provided 7/29/1999.

1             Volumes         [TEXT DELETED] g/cm2, [TEXT DELETED] thick x [TEXT DELETED] x [TEXT        $[TEXT DELETED]/ea
              Per [TEXT       DELETED]
              DELETED]        [TEXT DELETED]

2             "               [TEXT DELETED] mg/cm2, [TEXT DELETED] thick x [TEXT DELETED] x [TEXT       $[TEXT DELETED]/ea
                              DELETED]

3             "               [TEXT DELETED] thk x [TEXT DELETED] x [TEXT DELETED]                       $[TEXT DELETED]/ea
                              [TEXT DELETED]

4             "               [TEXT DELETED] mg/cm2, [TEXT DELETED] thick x [TEXT DELETED] x [TEXT       $[TEXT DELETED]/ea
                              DELETED]

5             "               [TEXT DELETED] mg/cm2, [TEXT DELETED] thk x [TEXT DELETED] x [TEXT         $[TEXT DELETED]/rl
                              DELETED] on [TEXT DELETED].






                                                *SEE PARAGRAPH 1 ON REVERSE SIDE
============= =============== ====================================================================== ============================

         Delivery Point:            FCA Factory - Cleveland, Ohio
         Terms of Payment:          Date Draft        30 Days
         Estimated Time of Shipment From Plant:  As Required

         This date will be confirmed upon receipt of order. If it is unsatisfactory please let us know.

         The sale of the products described herein shall be governed by the terms and conditions contained in any written contract currently in effect between Buyer and Seller covering such sale. If there is no such contract, then Seller hereby offers to sell such product to Buyer only upon the terms set forth herein, including those on the reverse side of this document.

         This quotation is subject to acceptance within (30) days from the date hereof.

         Thank you for this inquiry. Be assured your order will receive our prompt attention.

         cc:      P. Calarco UCAR
                  J.J. Gough UCAR                   Very truly yours,
                  M.H. Burns UCAR                   /s/ John R. Smelko

UCAR
UCAR CARBON COMPANY INC.                                    PHONE:  216/529-3777
P.O. Box 94637 Cleveland, Ohio 44101 U.S.A.                         800/253-8003

     Ballard Power Systems Inc.                         Date  September 27, 1999
     9000 Glenlyon Parkway                                Quotation No.  99G1274
     Burnaby, BC
     Canada  V5J 5J9

     Attn: Al Fortin
     Fax:  604-412-8649

This quotation is submitted in reply to your inquiry and is our offer to sell you the products described below, only upon the terms and conditions of sale contained in this quotation, including those contained on the reverse side hereof.


=================== ========================================================================== =============================
QUANTITY                                           DESCRIPTION                                            PRICE
------------------- -------------------------------------------------------------------------- -----------------------------

    [TEXT DELETED]           GRAFOIL [TEXT DELETED] mg/cm2                                           $[TEXT DELETED]
             Rolls           [TEXT DELETED]x [TEXT DELETED] x [TEXT DELETED]                             EA ROLL

                             [TEXT DELETED]:   [TEXT DELETED] x [TEXT DELETED]
                                      Width [TEXT DELETED]

                             [TEXT DELETED] meters - [TEXT DELETED] diameter

                             Note:    The last time we supplied this,
                                      the width tolerance was +/- [TEXT DELETED]
                                      Please confirm when ordering.









                           *SEE PARAGRAPH 1 ON REVERSE
------------------------------- ------------------------------------------------------ -------------------------------------
ESTIMATED SHIPPING DATE         ABOVE PRICES F.O.S. SHIPPING POINT                                    TERMS

As Scheduled                    Cleveland, OH                                              Net 30 Days-No Cash Discount
------------------------------- ------------------------------------------------------ -------------------------------------

This offer to sell the products described above is subject to acceptance within fifteen (15) days from the date hereof. The estimated shipping date will be confirmed upon receipt of order. If this date does not meet your needs and an earlier delivery is required, please let us know.

Thank you for this inquiry. We assure you that your order will be serviced promptly.

cc:      M. Burns                                   Very truly yours,
         P. Calarco                                 UCAR
         J. Gough                                   UCAR CARBON COMPANY INC.

                                                    By:  /s/ John R. Smelko
                                                             John R. Smelko

UCAR
UCAR CARBON COMPANY INC.                                    PHONE:  216/529-3777
P.O. Box 94637 Cleveland, Ohio 44101 U.S.A.                         800/253-8003

     Ballard Power Systems Inc.                           Date  October 22, 1999
     9000 Glenlyon Parkway                                Quotation No.  99G1297
     Burnaby, BC  V5J 5J9                                       Your Fax Inquiry
                                                             Dated Oct. 20, 1999
     Attn: Michelle Hicks


This quotation is submitted in reply to your inquiry and is our offer to sell you the products described below, only upon the terms and conditions of sale contained in this quotation, including those contained on the reverse side hereof.

=================== ========================================================================== =============================
QUANTITY                                           DESCRIPTION                                            PRICE
------------------- -------------------------------------------------------------------------- -----------------------------

    [TEXT DELETED]           GRAFOIL [TEXT DELETED]                                                  $[TEXT DELETED]
              Pcs.           [TEXT DELETED]x [TEXT DELETED] x [TEXT DELETED]                             Net Each

    [TEXT DELETED]           GRAFOIL [TEXT DELETED]                                                  $[TEXT DELETED]
              Pcs.           [TEXT DELETED] x [TEXT DELETED] x [TEXT DELETED]                            Net Each

    [TEXT DELETED]           GRAFOIL [TEXT DELETED]                                                  $[TEXT DELETED]
              Pcs.           [TEXT DELETED]x [TEXT DELETED] x [TEXT DELETED]                             Net Each

                             Please specify density when ordering.                                     U.S. Dollars









                           *SEE PARAGRAPH 1 ON REVERSE
------------------------------- ------------------------------------------------------ -------------------------------------
ESTIMATED SHIPPING DATE         ABOVE PRICES F.O.S. SHIPPING POINT                                    TERMS

As Scheduled                    Cleveland, OH                                              Net 30 Days-No Cash Discount
------------------------------- ------------------------------------------------------ -------------------------------------

This offer to sell the products described above is subject to acceptance within fifteen (15) days from the date hereof. The estimated shipping date will be confirmed upon receipt of order. If this date does not meet your needs and an earlier delivery is required, please let us know.

Thank you for this inquiry. We assure you that your order will be serviced promptly.

cc:      Milt Burns                                 Very truly yours,
         Paul Calarco                               UCAR
         Jeff Gough                                 UCAR CARBON COMPANY INC.

                                                    By:  /s/ John R. Smelko
                                                             John R. Smelko

UCAR
UCAR CARBON COMPANY INC.                                    PHONE:  216/529-3777
P.O. Box 94637 Cleveland, Ohio 44101 U.S.A.                         800/253-8003

     Ballard Power Systems Inc.                           Date  January 12, 2000
     9000 Glenlyon Parkway                                Quotation No.  00G1009
     Burnaby, BC  V5J 5J9

     Attn:        Al Fortin
     Phone:       604/412-4717
     Fax:         604/412-8649


This quotation is submitted in reply to your inquiry and is our offer to sell you the products described below, only upon the terms and conditions of sale contained in this quotation, including those contained on the reverse side hereof.

=================== ========================================================================== =============================
QUANTITY                                           DESCRIPTION                                            PRICE
------------------- -------------------------------------------------------------------------- -----------------------------

    [TEXT DELETED]           [TEXT DELETED] mg/cm2                                                   $[TEXT DELETED]
             Rolls           [TEXT DELETED] x [TEXT DELETED]+/-[TEXT DELETED] x [TEXT                  Net EA Roll
                             DELETED]                                                                      USD

                             [TEXT DELETED]:  [TEXT DELETED] x [TEXT DELETED] x [TEXT
                             DELETED]













                           *SEE PARAGRAPH 1 ON REVERSE
------------------------------- ------------------------------------------------------ -------------------------------------
ESTIMATED SHIPPING DATE         ABOVE PRICES F.O.S. SHIPPING POINT                                    TERMS

2 Weeks ARO                     Cleveland, OH                                              Net 30 Days-No Cash Discount
------------------------------- ------------------------------------------------------ -------------------------------------

This offer to sell the products described above is subject to acceptance within fifteen (15) days from the date hereof. The estimated shipping date will be confirmed upon receipt of order. If this date does not meet your needs and an earlier delivery is required, please let us know.

Thank you for this inquiry. We assure you that your order will be serviced promptly.

cc:      Jeff Gough                                 Very truly yours,
         Paul Calarco                               UCAR
         Milt Burns                                 UCAR CARBON COMPANY INC.
         File

                                                    By:  /s/ John R. Smelko
                                                             John R. Smelko

UCAR
UCAR CARBON COMPANY INC.                                    PHONE:  216/529-3777
P.O. Box 94637 Cleveland, Ohio 44101 U.S.A.                         800/253-8003

     Ballard Power Systems Inc.                             Date  March 10, 2000
     9000 Glenlyon Parkway                                Quotation No.  00G1057
     Burnaby, BC  V5J 5J9                                    Your Fax Inquiry of
                                                                of March 2, 2000
     Attn:        Michelle Hicks


This quotation is submitted in reply to your inquiry and is our offer to sell you the products described below, only upon the terms and conditions of sale contained in this quotation, including those contained on the reverse side hereof.

=================== ========================================================================== =============================
QUANTITY                                           DESCRIPTION                                            PRICE
------------------- -------------------------------------------------------------------------- -----------------------------

[TEXT DELETED]*              GRAFOIL [TEXT DELETED] g/cm2                                            $[TEXT DELETED]
                             [TEXT DELETED] x [TEXT DELETED] x [TEXT DELETED]                             EA USD

                             *To Be Ordered in 2 Distinct Lots of [TEXT DELETED]
                             Pieces Each.













                           *SEE PARAGRAPH 1 ON REVERSE
------------------------------- ------------------------------------------------------ -------------------------------------
ESTIMATED SHIPPING DATE         ABOVE PRICES F.O.S. SHIPPING POINT                                    TERMS

2 Weeks ARO                     Cleveland, OH                                              Net 30 Days-No Cash Discount
------------------------------- ------------------------------------------------------ -------------------------------------

This offer to sell the products described above is subject to acceptance within fifteen (15) days from the date hereof. The estimated shipping date will be confirmed upon receipt of order. If this date does not meet your needs and an earlier delivery is required, please let us know.

Thank you for this inquiry. We assure you that your order will be serviced promptly.

cc:      Paul Calarco                               Very truly yours,
         Jeff Gough                                 UCAR
         File                                       UCAR CARBON COMPANY INC.

                                                    By:  /s/ John R. Smelko
                                                             John R. Smelko

UCAR
UCAR CARBON COMPANY INC.                                    PHONE:  216/529-3777
P.O. Box 94637 Cleveland, Ohio 44101 U.S.A.                         800/253-8003

     Ballard Power Systems Inc.                             Date  March 10, 2000
     9000 Glenlyon Parkway                                Quotation No.  00G1051
     Burnaby, BC  V5J 5J9                                       Your Fax Inquiry
                                                                of March 6, 2000
     Attn:        Michelle Hicks


This quotation is submitted in reply to your inquiry and is our offer to sell you the products described below, only upon the terms and conditions of sale contained in this quotation, including those contained on the reverse side hereof.

=================== ========================================================================== =============================
QUANTITY                                           DESCRIPTION                                            PRICE
------------------- -------------------------------------------------------------------------- -----------------------------

[TEXT DELETED]*              GRAFOIL [TEXT DELETED] g/cm2                                            $[TEXT DELETED]
                             [TEXT DELETED] x [TEXT DELETED] x [TEXT DELETED]                             EA NET
                             Per [TEXT DELETED]                                                            USD
                             except tolerances:
                             +/- [TEXT DELETED] width
                             +/- [TEXT DELETED] length

                             *[TEXT DELETED] Pieces for delivery [TEXT DELETED]
                               [TEXT DELETED] Pieces for delivery [TEXT DELETED]













                           *SEE PARAGRAPH 1 ON REVERSE
------------------------------- ------------------------------------------------------ -------------------------------------
ESTIMATED SHIPPING DATE         ABOVE PRICES F.O.S. SHIPPING POINT                                    TERMS

As Scheduled                    Cleveland, OH                                              Net 30 Days-No Cash Discount
------------------------------- ------------------------------------------------------ -------------------------------------

This offer to sell the products described above is subject to acceptance within fifteen (15) days from the date hereof. The estimated shipping date will be confirmed upon receipt of order. If this date does not meet your needs and an earlier delivery is required, please let us know.

Thank you for this inquiry. We assure you that your order will be serviced promptly.

cc:      Paul Calarco                               Very truly yours,
         Jeff Gough                                 UCAR
         File                                       UCAR CARBON COMPANY INC.

                                                    By:  /s/ John R. Smelko
                                                             John R. Smelko

UCAR GRAPH - TECH

UCAR GRAPH - TECH INC.

     Ballard Power Systems Inc.
     June 7, 2000
     Quotation No. 00G1098


               YEAR            QUANTITY                    DESCRIPTION               PRICE
               ----            --------                    -----------               -----
          [TEXT DELETED]    [TEXT DELETED]    GRAFCELL      [TEXT DELETED]      $[TEXT
                                 K Kg                                           DELETED]
                                                                                Per Kg

          [TEXT DELETED]    [TEXT DELETED]    GRAFCELL      [TEXT DELETED]      $[TEXT
                                 K Kg                                           DELETED]
                                                                                Per Kg

          [TEXT DELETED]    [TEXT DELETED]    GRAFCELL      [TEXT DELETED]      $[TEXT
                                 K Kg                                           DELETED]
                                                                                Per Kg

          [TEXT DELETED]    [TEXT DELETED]    GPAFCELL      [TEXT DELETED]      $[TEXT
                                 K Kg                                           DELETED]
                                                                                Per Kg

          [TEXT DELETED]    [TEXT DELETED]    GRAFCELL      [TEXT DELETED]      $[TEXT
                                 K Kg                                           DELETED]




         Notes: Prices quoted in year 2000 dollars
         Assume all materials to be shipped in coils after 2003
         [TEXT DELETED] weight is [TEXT DELETED] mg/cm2
         Material is not [TEXT DELETED] Volumes as stated in Ballard's forecast release No. 4 dated April 28, 2000.










                 P.O. Box 94637, Cleveland, OH 44101-4637 U.S.A.
                       Tel: (216) 529-3777, (800) 253-8003
                               Fax: (216) 529-3888
                             Email: grafoil@ucar.com

UCAR
UCAR CARBON COMPANY INC.
P.O. Box 94637 Cleveland, Ohio 44101 U.S.A.

     Ballard Power Systems Inc.                           Date     June 22, 2000
     9000 Glenlyon Parkway
     Burnaby, BC                                      Quotation Number:  00G1101
     Canada  V5J 5J9
                                                    Inquiry Number:  Your Fax of
                                                                   June 20, 2000
     Attn:  Michelle Hicks
     In response to your inquiry, we are pleased to quote as follows.

============= =============== ====================================================================== ============================
ITEM          QUANTITY        DESCRIPTION                                                                       PRICE
------------- --------------- ---------------------------------------------------------------------- ----------------------------

A             [TEXT DELETED] GRAFCELL [TEXT DELETED] g/cm(2)                                         $[TEXT DELETED]
              (per release)  [TEXT DELETED] x [TEXT DELETED] x [TEXT DELETED]                        EA NET
                              Your [TEXT DELETED]                                                    USD












                                                *SEE PARAGRAPH 1 ON REVERSE SIDE
============= =============== ====================================================================== ============================

         Delivery Point:            FOB Factory - Cleveland, Ohio
         Terms of Payment:          Net 30 Days
         Estimated Time of Shipment From Plant:  ---

         This date will be confirmed upon receipt of order. If it is unsatisfactory please let us know.

         The sale of the products described herein shall be governed by the terms and conditions contained in any written contract currently in effect between Buyer and Seller covering such sale. If there is not such contract, then Seller hereby offers to sell such product to Buyer only upon the terms set forth herein, including those on the reverse side of this document.

         This quotation is subject to acceptance within (30) days from the date hereof.

         Thank you for this inquiry. Be assured your order will receive our prompt attention.

cc:      Paul Calarco                               Very truly yours,
         Jeff Gough
         Milt Burns
         File                                       By:  /s/ John R. Smelko
                                                             John R. Smelko

UCAR
UCAR CARBON COMPANY INC.
P.O. Box 94637 Cleveland, Ohio 44101 U.S.A.

     Ballard Power Systems Inc.                  Date     September 15, 2000
     9000 Glenlyon Parkway
     Burnaby, BC                                 Quotation Number:  00G1135
     Revision A
     Canada  V5J 5J9
                                                 Inquiry Number:  Verbal (Gough)
     Attn:  Horst Thumm
     In response to your inquiry, we are pleased to quote as follows.

============= =============== ====================================================================== ============================
ITEM          QUANTITY        DESCRIPTION                                                                       PRICE
------------- --------------- ---------------------------------------------------------------------- ----------------------------

A             [TEXT DELETED]  GRAFCELL [TEXT DELETED] MG/CM(2)                                       $[TEXT DELETED] ea. roll
                              [TEXT DELETED] x [TEXT DELETED] x [TEXT DELETED]                       USD
                              [TEXT DELETED]:  [TEXT DELETED] x [TEXT DELETED] x [TEXT DELETED]

                              (Material may be [TEXT DELETED] & [TEXT DELETED]











                                                *SEE PARAGRAPH 1 ON REVERSE SIDE
============= =============== ====================================================================== ============================

         Delivery Point:            FOB Factory - Cleveland, Ohio
         Terms of Payment:          Net 30 Days
         Estimated Time of Shipment From Plant:  1 TO 2 WEEKS ARO

         This date will be confirmed upon receipt of order. If it is unsatisfactory please let us know.

         The sale of the products described herein shall be governed by the terms and conditions contained in any written contract currently in effect between Buyer and Seller covering such sale. If there is not such contract, then Seller hereby offers to sell such product to Buyer only upon the terms set forth herein, including those on the reverse side of this document.

         This quotation is subject to acceptance within (30) days from the date hereof.

         Thank you for this inquiry. Be assured your order will receive our prompt attention.

cc:      Jeff Gough                                 Very truly yours,
         File
                                                    By:  /s/ John R. Smelko
                                                             John R. Smelko

GRAFTECH
GRAFTECH INC.
GRA
P.O. Box 94637 Cleveland, Ohio 44101 U.S.A.

     Ballard Power Systems Inc.             Date     January 8, 2001
     Burnaby, BC                            Quotation Number:  00G1007

                                            Inquiry Number:  Fax of Jan. 8, 2001
     Attn:  Michelle Hicks
     In response to your inquiry, we are pleased to quote as follows.

============= ================ ===================================================================== ============================
ITEM          QUANTITY         DESCRIPTION                                                                      PRICE
------------- ---------------- --------------------------------------------------------------------- ----------------------------

A             [TEXT DELETED]   GRAFCELL [TEXT DELETED] g/cm(2)                                       $[TEXT DELETED]
              PCS              [TEXT DELETED] x [TEXT DELETED] x [TEXT DELETED]                      EA NET
                               Per DWG [TEXT DELETED]










                                                 *SEE PARAGRAPH 1 ON REVERSE SIDE
============= ================ ===================================================================== ============================

         Delivery Point:            Cleveland, Ohio
         Terms of Payment:          Net 30 Days
         Estimated Time of Shipment From Plant:  2 Weeks

         This date will be confirmed upon receipt of order. If it is unsatisfactory please let us know.

         The sale of the products described herein shall be governed by the terms and conditions contained in any written contract currently in effect between Buyer and Seller covering such sale. If there is not such contract, then Seller hereby offers to sell such product to Buyer only upon the terms set forth herein, including those on the reverse side of this document.

         This quotation is subject to acceptance within (30) days from the date hereof.

         Thank you for this inquiry. Be assured your order will receive our prompt attention.

cc:      Jeff Gough                                 Very truly yours,
         Paul Calarco
         Milt Burns
         File                                       By:  /s/ John R. Smelko
                                                             John R. Smelko

GRAFTECH
P.O. Box 94637 Cleveland, Ohio 44101 U.S.A.
Phone 216/529-3777

     Ballard Power Systems Inc.                     Date     01/24/01
     9000 Glenlyon Parkway
     Burnaby, BC                                    Quotation Number:  01G1029
     Canada  V5J 5J9
     Attn:  Michelle Hicks                         Inquiry Number:  e-mail dated
                                                                        01-19-01
     In response to your inquiry, we are pleased to quote as follows.

============= =============== ====================================================================== ============================
ITEM          QUANTITY        DESCRIPTION                                                                       PRICE
------------- --------------- ---------------------------------------------------------------------- ----------------------------

A             ---             GRAFCELL [TEXT DELETED] MG/CM(2)                                       $[TEXT DELETED]/pc
                              [TEXT DELETED] X [TEXT DELETED] x [TEXT DELETED]
                              [TEXT DELETED]:  [TEXT DELETED] x [TEXT DELETED] x [TEXT DELETED]

B             ---             GRAFCELL [TEXT DELETED] MG/CM(2)                                       $[TEXT DELETED]/roll
                              [TEXT DELETED] X [TEXT DELETED] x [TEXT DELETED]
                              [TEXT DELETED]: [TEXT DELETED] X [TEXT DELETED] X [TEXT DELETED]







                                                *SEE PARAGRAPH 1 ON REVERSE SIDE
============= =============== ====================================================================== ============================

         Delivery Point:            FOB Cleveland, Ohio
         Terms of Payment:          Net 30 Days
         Estimated Time of Shipment From Plant:  4 Weeks

         This date will be confirmed upon receipt of order. If it is unsatisfactory please let us know.

         The sale of the products described herein shall be governed by the terms and conditions contained in any written contract currently in effect between Buyer and Seller covering such sale. If there is not such contract, then Seller hereby offers to sell such product to Buyer only upon the terms set forth herein, including those on the reverse side of this document.

         This quotation is subject to acceptance within (30) days from the date hereof.

         Thank you for this inquiry. Be assured your order will receive our prompt attention.

cc:      Horst Thumm                                Very truly yours,
         Jeff Gough
                                                    By:  /s/ John R. Smelko
                                                             John R. Smelko

                                   SCHEDULE C

                              ROYALTY DETERMINATION

            PRINCIPLES TO CONSIDER FOR THE DETERMINATION OF ROYALTIES

1. The relative contributions of BPS and Graftech to the IP so licensed. In the case of Joint Arising IP, primary consideration shall be given to this principle in determining the royalties to be paid;

2. the impact of the licensed IP on future sales successes of the licensee's product;

3. the total market size or potential revenue or likely revenue realistically achievable for foreseeable products incorporating the IP so licensed;

4.     the Net Sales Price of the product incorporating the IP so licensed;

5. the specific markets that are realistically addressable by products embodying the IP so licensed;

6. competing processes available to the licensee and the advantages of using the IP over other processes;

7. the possible duration of any competitive advantage to the licensee by using the IP so licensed;

8. the development cost to the licensee of an alternative to the IP so licensed;

9.     opportunity costs to the licensee of assets deployed;

10. the risks to the licensee of investment in manufacturing and commercialization of the licensee's products using the IP so licensed;

11. the incremental financial investment to be made by the licensee for manufacturing, marketing and distribution functions;

12. cost of intangible and intellectual capital to be employed by the licensee;

13.    the economic life of the product embodying the licensee's technology;

14.    the length of time required to commercialize the licensee's products; and

15.    the strength of the IP so licensed.

Royalties for licenses under this Agreement will be determined as soon as practicable and to the extent possible, before the grant of the applicable license.

                                   SCHEDULE D

                             CONDITIONS OF PURCHASE

ACCEPTANCE

1. Each Purchase Order issued by BPS will be deemed accepted by Graftech upon receipt by BPS of Graftech's acknowledgement, by electronic mail, telefax or other agreed form or Graftech delivers the ordered items to BPS. Subject to ss.2.8 of this Agreement, acceptance of a Purchase Order is expressly limited to the terms thereof. Graftech will not unreasonably reject a Purchase Order from BPS.

OVERSHIPMENTS, INSTALLMENTS

2. BPS will pay only for maximum quantities of Graphitic Materials and Graphitic Components ordered. Overshipments will be held at Graftech's risk and expense for a reasonable time while awaiting shipping instructions from Graftech. Return shipping charges for excess quantities will be at Graftech's expense. Any provision in a Supply Arrangement or Purchase Order for delivery of items by installment will not be construed as rendering the obligations of Graftech severable and BPS will only be obliged to pay the price of the Graphitic Materials and Graphitic Components, as the case may be, included in such installment after such is actually received by BPS.

PACKING AND SHIPMENT

3. Unless otherwise specified in a Supply Arrangement or Purchase Order, if the price of the ordered Graphitic Material or Graphitic Component is based on the weight or volume thereof, such price must reflect the net weight or volume of the materials or items ordered only, and no charges will be allowed for boxing, crating, handling damage, carting, drayage, storage or other packing requirements. Unless otherwise specified in a Supply Arrangement or Purchase Order, all ordered Graphitic Materials or Graphitic Components must be securely packed in cartons, boxes or other containers, and marked and otherwise prepared for shipment in a manner which is

       (a)    in accordance with good commercial practice,

       (b) acceptable to common carriers for shipment at the lowest rate for the Graphitic Materials or Graphitic Components, and

       (c) adequate to ensure safe arrival of the ordered the Graphitic Materials or Graphitic Components at the named destination.

       Graftech must mark all containers with necessary lifting, handling and shipping information, purchase order numbers, date of shipment and the names of the consignee and consignor, if applicable. An itemized packaging sheet must accompany each shipment. No partial or complete delivery will be permitted hereunder before the date or dates specified for delivery without BPS's prior written consent thereto. If the ordered Graphitic Materials or Graphitic Components are improperly delivered for shipment, any additional cost thereby incurred will be for the account of, and will be paid by, Graftech, and may be deducted by BPS from the payment of the price for such Graphitic Materials or Graphitic Components.

DELIVERY

4. Unless otherwise specifically provided on the face of the Purchase Order or in the Supply Arrangement, the Products called for hereunder shall be delivered on a FCA origin basis. The term "FCA" has the meaning ascribed thereto in, and is to be interpreted in accordance with the Incoterms 2000 published by the International Chamber of Commerce. Notwithstanding the shipping terms contained in any Purchase Order or Supply Arrangement, title to and risk of loss of Graphitic Materials and Graphitic Components, as the case may be, will remain with Graftech and not pass to BPS until delivery to BPS's named destination for importation.

WARRANTIES

5. Graftech hereby represents and warrants to BPS (with the intention that such representations and warranties will survive the execution and implementation of each Purchase Order or Supply Arrangement) and covenants and agrees with BPS that the Graphitic Materials and Graphitic Components, as the case may be, supplied pursuant to a Purchase Order or Supply Arrangement will

       (a)    be in full compliance with the Specifications,

       (b) be in conformity with samples, if any, approved by BPS, if applicable,

       (c) be produced in compliance with the requirements of the Fair Labor Standards Act of 1938 (United States of America), as amended,

       (d) not infringe upon any intellectual property right of any Person covering the Graphitic Materials or Graphitic Components themselves; provided, however, Graftech will not warrant against infringement by reason of any use of such Graphitic Materials or Graphitic Components in combination with other articles or materials or in the practice of any process other than in combination with other articles or materials or in the practice of any processes for which such Graphitic Materials or Graphitic Components have been expressly manufactured by Graftech,

       (e) be of good quality, without defect in materials or workmanship, and

       (f) be so supplied, and BPS will have title thereto, free and clear of all liens, encumbrances and security interests.

NO OTHER WARRANTIES

6. THERE ARE NO EXPRESS WARRANTIES BY GRAFTECH IN RESPECT OF THE GRAPHITIC MATERIALS OR GRAPHITIC COMPONENTS OTHER THAN THOSE

       SPECIFIED IN ss.5 HEREOF. NO OTHER WARRANTIES BY GRAFTECH IN RESPECT OF THE GRAPHITIC MATERIALS OR GRAPHITIC COMPONENTS (OTHER THAN WARRANTY OF TITLE AS PROVIDED BY THE UNIFORM COMMERCIAL CODE) WILL BE IMPLIED OR OTHERWISE CREATED AT LAW OR IN EQUITY, INCLUDING, BUT NOT LIMITED TO, WARRANTY OF MERCHANTABILITY AND WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE. Without limiting the generality of the forgoing, BPS assumes all risk and liability for the results obtained by the use of any of the Graphitic Materials or Graphitic Components delivered hereunder in combination with other articles, or materials or in the practice of any processes other than in combination with articles or materials or in the practice of any processes for which such Graphitic Materials or Graphitic Components have been expressly manufactured by Graftech.

FAILURE TO MEET WARRANTIES

7. If any of the Graphitic Materials or Graphitic Components delivered by Graftech to BPS do not meet the warranties applicable thereto, BPS may, at its option,

       (a) require Graftech to correct, at no cost to BPS, any defective or non-conforming Graphitic Materials or Graphitic Components by repair or replacement, or

       (b) return such defective or non-conforming Graphitic Materials or Graphitic Components at Graftech's expense to Graftech and recover from Graftech the purchase price paid therefor.

       The foregoing remedies are not exclusive and are in addition to all other remedies at law or in equity available to BPS including but not limited to, the remedy available to BPS under ss.2.10 of this Agreement; provided, however, that other than as provided in ss. 6.5 of this Agreement, in no event will Graftech be liable for special, incidental, indirect, or consequential damages, whether or not caused by or resulting from the negligence of Graftech. No waiver by BPS of any Specifications for one or more of the Graphitic Materials or Graphitic Components ordered will constitute a waiver or such Specification for the remaining Graphitic Materials or Graphitic Components to be delivered hereunder, unless specified by BPS in writing.

INVOICES

8. Each invoice issued as a result of a Supply Arrangement or Purchase Order must:

       (a)    be rendered separately for each delivery,

       (b)    not cover more than one Supply Arrangement or Purchase Order,

       (c) contain the Supply Arrangement or Purchase Order number under which it is issued, and

       (d) be rendered to the proper Accounts Payable Department of BPS as set forth in the Purchase Order. Invoice payment terms will be 30 days from the date the invoice is received by the proper Accounts Payable Department of BPS.

INSPECTION

9. The Graphitic Materials or Graphitic Components purchased are subject to BPS's inspection and approval at any place BPS may reasonably designate. BPS may, without liability hereunder or otherwise and without prejudice to any other rights or remedies available to it, reject and refuse acceptance of any Graphitic Materials or Graphitic Components which do not conform in all respects to:

       (a) any instructions contained in the relevant Purchase Order or Supply Arrangement;

       (b)    the Specifications; or

       (c)    Graftech's warranties contained in ss.5 hereof.

       With respect to any Graphitic Materials or Graphitic Components which do not so conform, BPS may, in BPS's sole discretion, hold such Graphitic Materials or Graphitic Components for Graftech's inspection at Graftech's risk upon notification to Graftech, or return such Graphitic Materials or Graphitic Components to Graftech at Graftech's expense. BPS's rejection of any Graphitic Materials or Graphitic Components under a Purchase Order or Supply Arrangement will be without prejudice to its rights to require Graftech to perform its obligations in respect to the balance of the same Purchase Order or Supply Arrangement. Payments for any Graphitic Materials or Graphitic Components will not be deemed to be an acceptance thereof.

CHANGES

10.    BPS reserves the right at any time to request reasonable changes to:

       (a)    method of packaging, packing or shipment; and

       (b)    place and /or time of delivery of Products.

       If any such change causes an increase or decrease in the cost of, or the time required for the performance hereunder, an equitable adjustment shall be made in the price or delivery schedule, or both. Any claim for adjustment by Graftech shall be deemed waived unless asserted in writing within 30 days from the receipt by Graftech of the requested change. Nothing contained in this clause shall relieve Graftech from proceeding without delay in the performance of the order as changed.

INDEMNIFICATION

11. Each party shall indemnify and hold the other harmless from any third party claim, demand, cause of action, damage, or cost and expense for which the other might become liable arising from or in connection with that party's performance or non-performance hereunder. The provisions of ss.6.4 of this Agreement will not apply to this ss.11.

COMPLIANCE WITH LAW

12. Each of BPS and Graftech warrants and represents that it has and will continue during the performance of its obligations hereunder, to comply with all relevant provisions of federal, provincial, state, and local laws and regulations. Graftech also warrants and represents that any chemical substance delivered hereunder shall not be on the list of prohibited substances detailed in the Canadian Environmental Protection Act and shall be dealt with only in conformity with such Act. Graftech will obtain all federal, provincial, state, municipal and other government or regulatory licenses, permits or other documents or permissions that are required by Graftech or are incidental to the sale or shipment of the products by Graftech to BPS.

EQUIPMENT

13. All tooling, equipment or material of every description owned by a party (the "Owner") and furnished to the other party or specifically paid for by the Owner, and any replacement thereof, will remain the property of the Owner. Such property, and whenever practical, each individual item thereof, will be plainly marked or otherwise properly identified as the "Property of BPS" or "Property of Graftech," as appropriate, and will be safely stored. A party will not substitute any property for the Owner's property and will not use such property except in fulfilling the Purchase Order or a Supply Arrangement. Such property, while in the party's custody or control, will be held at that party's expense, and will be insured by that party in an amount equal to its replacement cost with loss payable to Owner. Such property will be prepared for shipment and delivered in good condition, normal wear and tear excepted, to the Owner on a FCA origin basis immediately upon request by the Owner.